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Exhibit 99.1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL.

        Please Mark Here For Address Change or Comments SEE REVERSE SIDE ☐

	FOR	AGAINST	ABSTAIN
ITEM 1. APPROVAL OF AGREEMENT AND PLAN OF MERGER DATED JANUARY 31, 2006	☐	☐	☐
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Signature	Signature	Date

        NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

        If planning on attending the meeting in person, please indicate in the box in the right hand corner above.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/frnt		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

CONTROL NUMBER RESTRICTED AREA
BAR CODE AREA RESTRICTED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FRONTIER AIRLINES, INC.

        The undersigned hereby appoints Jeff S. Potter and David Sislowski, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Frontier Airlines, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the company to be held March, 27, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Continued and to be signed on reverse side

Address Change/Comments (Mark the corresponding box on the reverse side)

You can now access your Frontier Airlines, Inc. account online.

        Access your Frontier Airlines, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

        Mellon Investor Services LLC, Transfer Agent for Frontier Airlines, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

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  Exhibit 99.1